Exhibit (h)(30)

AMENDMENT TO FUND PARTICIPATION AGREEMENT BETWEEN

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,

DELAWARE DISTRIBUTORS, L.P. AND

TIAA-CREF LIFE INSURANCE COMPANY

This Amendment is made this 14th day of September, 2012, by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Delaware Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and TIAA-CREF Life Insurance Company (the “Company”) a New York Insurance Company.

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated May 2, 2006 (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include a new contract offered on the Company’s Separate Account VLI- 2; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		DELAWARE VIP TRUST

By:		By:

Name:	Kevin Tiernan	Name:	Patrick P.Coyne

Title:	VP, Chief Admin Officer	Title:	President

DELAWARE DISTRIBUTORS, L.P.		DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust
By:		By:

Name:	J. Scott Coleman	Name:	Patrick P.Coyne

Title:	President	Title:	President

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SCHEDULE A

EFFECTIVE September 14, 2012

TO THE

FUND PARTICIPATION AGREEMENT DATED MAY 2, 2006

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Delaware VIP Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-1 CONTRACT(S):

•	Intelligent Life Variable Universal Life Insurance Policy

•	Intelligent Life Survivorship Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VA-1 CONTRACT (S):

•	Intelligent Variable Annuity Contract

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-2 CONTRACT (S):

•	M Intelligent Variable Universal Life Policy

•	M Intelligent Survivorship Variable Universal LifeLife Policy

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